EXHIBIT (4)-7
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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 1, 2001

                                  By and Among

                            HEALTHSOUTH CORPORATION,
                                   as Issuer,

                                       and

                                UBS WARBURG LLC,
                         DEUTSCHE BANC ALEX. BROWN INC.,
                             CHASE SECURITIES INC.,
                          FIRST UNION SECURITIES, INC.,
                                       and
                            SCOTIA CAPITAL (USA) INC.
                              as Initial Purchasers

                          8 1/2% Senior Notes due 2008





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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       Definitions...........................................................1

2.       Exchange Offer........................................................4

3.       Shelf Registration....................................................7

4.       Additional Interest...................................................8

5.       Registration Procedures..............................................10

6.       Registration Expenses................................................18

7.       Indemnification......................................................18

8.       Rules 144 and 144A...................................................21

9.       Underwritten Registrations...........................................22

10.      Miscellaneous........................................................22

         (a)      No Inconsistent Agreements..................................22
         (b)      Adjustments Affecting Registrable Notes.....................22
         (c)      Amendments and Waivers......................................22
         (d)      Notices.....................................................23
         (e)      Successors and Assigns......................................23
         (f)      Counterparts................................................24
         (g)      Headings................................................... 24
         (H)      GOVERNING LAW...............................................24
         (i)      Severability................................................24
         (j)      Securities Held by the Issuer or Its Affiliates.............24
         (k)      Third Party Beneficiaries...................................24
         (l)      Attorneys' Fees.............................................24
         (m)      Entire Agreement............................................24

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is dated as of February 1, 2001, by and among HEALTHSOUTH Corporation, a Delaware corporation (the "Issuer"), on the one hand, and UBS WARBURG LLC, DEUTSCHE BANC ALEX. BROWN INC., CHASE SECURITIES INC., FIRST UNION SECURITIES, INC. and SCOTIA CAPITAL (USA) INC. (collectively, the "Initial Purchasers"), on the other hand.


                  This Agreement is entered into in connection with the Purchase Agreement, dated as of January 25, 2001, among the Issuer and the Initial Purchasers (the "Purchase Agreement"), relating to the $375,000,000 aggregate principal amount of the Issuer's 8 1/2% Senior Notes due 2008 (the "Notes"). The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

         Section 1. Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Additional  Interest"  shall  have the  meaning  set forth in
Section 4(a) hereof.

                  "Advice" shall have the meaning set forth in the final paragraph of Section 5 hereof.

                  "Agreement"   shall  have  the   meaning   set  forth  in  the
introductory paragraph hereto.

                  "Applicable  Period"  shall  have  the  meaning  set  forth in
Section 2(b) hereof.

                  "Business Day" shall mean a day that is not a Legal Holiday.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                  "day" means a calendar day.


                  "Effectiveness Period" shall have the meaning set forth in the second paragraph of Section 3(a) hereof.

                  "Event Date" shall have the meaning set forth in Section 4(b) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" shall have the meaning set forth in Section 2(a) hereof.

                  "Exchange Offer" shall have the meaning set forth in Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall have the meaning set forth in Section 2(a) hereof.


                  "Holder" shall mean any holder of a Registrable Note or Registrable Notes.

                  "Indemnified  Person"  shall  have the  meaning  set  forth in
Section 7(c) hereof.

                  "Indemnifying  Person"  shall  have the  meaning  set forth in
Section 7(c) hereof.

                  "Indenture" shall mean the Indenture, dated as of February 1, 2001, by and among the Issuer and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  "Initial Purchasers" shall have the meaning set forth in the preamble hereof.

                  "Initial Shelf Registration" shall have the meaning set forth in Section 3(a) hereof.

                  "Inspectors" shall have the meaning set forth in Section 5(n) hereof.

                  "Issue Date" shall mean February 1, 2001, the date of original issuance of the Notes.

                  "Issuer" shall have the meaning set forth in the introductory paragraph hereto and shall also include the Issuer's permitted successors and assigns.

                  "Legal Holiday" shall mean a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

                  "NASD" shall have the meaning set forth in Section 5(s) hereof.

                  "Notes" shall have the meaning set forth in the second introductory paragraph hereto.

                  "Participant" shall have the meaning set forth in Section 7(a) hereof.

                  "Participating Broker-Dealer" shall have the meaning set forth in Section 2(b) hereof.

                  "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof or other legal entity.

                  "Private Exchange" shall have the meaning set forth in Section 2(b) hereof.

                  "Private  Exchange  Notes" shall have the meaning set forth in
Section 2(b) hereof.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Purchase Agreement" shall have the meaning set forth in the introductory paragraphs hereof.

                  "Records" shall have the meaning set forth in Section 5(n) hereof.

                  "Registrable Notes" shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which
Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for one or more Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) the date on which any such Note, Exchange Note or Private Exchange Note is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144(k) under the Securities Act.

                  "Registration  Default"  shall have the  meaning  set forth in
Section 4(a) hereof.

                  "Registration Statement" shall mean any appropriate registration statement of the Issuer covering any of the Registrable Notes pursuant to the provisions of this Agreement, including, but not limited to, the Exchange Offer Registration Statement, filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Requesting   Participating   Broker-Dealer"  shall  have  the
meaning set forth in Section 2(b) hereof.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

                  "Rule  415"  shall  mean  Rule  415   promulgated   under  the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf  Filing  Event"  shall  have the  meaning  set forth in
Section 2(c) hereof.

                  "Shelf  Registration"  shall  have the  meaning  set  forth in
Section 3(b) hereof.

                  "Subsequent Shelf Registration" shall have the meaning set forth in Section 3(b) hereof.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trustee" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

                  "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

         Section 2. Exchange Offer

                  (a) The Issuer shall, at the Issuer's cost (as set forth in Section 6 hereof), (i) file (or confidentially submit) a Registration Statement (the "Exchange Offer Registration Statement") within 60 days after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the "Exchange Notes") that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions or Additional Interest upon a Registration Default) and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to 120 days after the Issue Date and (iii) use its reasonable best efforts to consummate the Exchange Offer on or prior to 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuer will offer the Exchange Notes in exchange for surrender of the Notes. The Issuer shall keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.

                  Each Holder that participates in the Exchange Offer will be required to represent to the Issuer in writing that (i) such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (iii) at the time of the commencement of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution (as such term is used in the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a Prospectus in connection with any resale of such Exchange Notes.

                  Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers (as defined), and the Issuer shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

                  (b) The Issuer and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

                  The Issuer and the Initial Purchasers also acknowledge that it is the staff of the Commission's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

                  In light of the foregoing, if requested by a Participating Broker-Dealer (a "Requesting Participating Broker-Dealer"), the Issuer agrees to use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of up to 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the last paragraph of Section 5 hereof (such period, the "Applicable Period"), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Issuer in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Issuer shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.

                  If, prior to consummation of the Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Issuer upon the request of any such Holder shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the "Private Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of the Issuer that are identical in all material respects to the Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

                  In connection with the Exchange Offer, the Issuer shall:

                  (1) mail to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuer shall:

                  (1) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange;

                  (2) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

                  The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary for the consummation of the Exchange Offer or Private Exchange.

                  The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture or Additional Interest upon a Registration Default. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

                  (c) In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuer to effect the Exchange Offer, (ii) if for any reason the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) any Holder of Private Exchange Notes so requests; or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) (each such event referred to in clauses (i) through (iv) of this sentence, a "Shelf Filing Event"), then the Issuer shall file a Shelf Registration pursuant to Section 3 hereof.

         Section 3. Shelf Registration

                  If at any time a Shelf Filing Event shall occur, then:

                  (a) Shelf Registration. The Issuer shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which
Section 2(c)(iv) is applicable (the "Initial Shelf Registration"). The Issuer shall use its reasonable best efforts to file with the Commission the Initial Shelf Registration as promptly as practicable, but in no event later than 45 days after the Issuer has notice of the Shelf Filing Event. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

                  The Issuer shall use its reasonable best efforts (x) to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the later of the 60th day after the Shelf Filing Event or the 150th day after the Issue Date and (y) to keep the Initial Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein; provided, further, that the Issuer may suspend the effectiveness of a Shelf Registration Statement by written notice to the Holders for a period not to exceed 30 days in any calendar year if (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) (a) the Issuer determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer and its subsidiaries, taken as a whole, or (b) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall as soon as practicable after such cessation amend the Initial Shelf Registration or such Subsequent Shelf Registration, as the case may be, in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or such earlier Subsequent Shelf Registration (each, a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration and any Subsequent Shelf Registration was previously continuously effective. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

         Section 4. Additional Interest

                  (a) The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, in the event that:

         (i) the Issuer does not file (or confidentially submit) with the Commission on or prior to the 60th day following the Issue Date, or cause to become effective on or prior to the 120th day following the Issue Date, the Exchange Offer Registration Statement,

         (ii) the Issuer is obligated to file the Shelf Registration Statement and such Shelf Registration Statement is not filed with the Commission on or prior to the 45th day following the date on which the Issuer has notice of the Shelf Filing Event or such Shelf Registration Statement is not declared effective on or prior to the later of the 60th day following the Shelf Filing Event or the 150th day following the Issue Date,

         (iii) the Issuer fails to consummate the Exchange Offer on or prior to the 150th day following the Issue Date or

         (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be declared effective or usable in connection with resales of Registrable Notes during the periods specified herein, except if the Shelf Registration or the Exchange Offer Registration Statement ceases to be effective or usable as specifically permitted herein or solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit holders to use the related Prospectus or (y) other material events, with respect to the Issuer, that would need to be described in such Shelf Registration Statement or the related Prospectus and, in the case of this clause (y), the Issuer is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement or the Exchange Offer Registration Statement and related Prospectus to describe such events

(each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Issuer shall pay, as liquidated damages, additional interest ("Additional Interest") on the Registrable Notes in cash on each Interest Payment Date (as defined in the Indenture) in an amount equal to one-quarter of one percent (0.25%) per annum of the aggregate principal amount of the Registrable Notes, with respect to the first 90-day period following such Registration Default. The amount of such Additional Interest will increase by an additional one-quarter of one percent (0.25%) to a maximum of one percent (1.0%) per annum of the aggregate principal amount of the Registrable Notes for each subsequent 90-day period until such Registration Default has been cured. Upon
(1) the filing (or confidential submission) of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (2) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above, (3) the filing (or confidential submission) of the Shelf Registration Statement after the 45-day period described in clause (ii) above, (4) the effectiveness of the Shelf Registration Statement after the 60-day period or the 150-day period, as the case may be, described in clause (ii) above, (5) the consummation of the Exchange Offer after the 150-day period described in clause (iii) above, or (6) the cure of any Registration Default described in clause (iv) above, the interest rate borne by the Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Issuer is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

                  (b) The Issuer shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to Section 4(a) hereof will be payable in cash semi-annually on the Interest Payment Dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such Interest Payment Date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         Section 5. Registration Procedures

                  In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder the Issuer shall:

                  (a) Prepare and file (or confidentially submit) with the Commission, a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if
         (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended. The Issuer shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period or the Applicable Period, as the case may be, relating thereto if the Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law; provided, however, that the Issuer may suspend the effectiveness of a Registration Statement by written notice to the Holders or the Participating Broker-Dealers for a period not to exceed 30 days in any calendar year if (i) an event occurs and is continuing as a result of which the Registration Statement would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) (a) the Issuer determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer and its subsidiaries, taken as a whole, or (b) the disclosure otherwise relates to a previously undisclosed pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a
         Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to the Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's determination that a post-effective amendment to a Registration Statement would be appropriate.

                   (d) If (1) a Shelf  Registration is filed pursuant to Section
         3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

                   (e) If (1) a Shelf Registration is filed pursuant to Section 3 hereof and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and if requested by any Participating Broker-Dealer, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer (based upon advice of counsel) determine is reasonably necessary to be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuer shall not be required to take any action hereunder that would, in the written opinion of counsel to the Issuer, violate applicable laws, and (iii) supplement or make amendments to such Registration Statement (based upon advice of counsel).

                   (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                   (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriter or underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

                   (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause the Issuer's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); and keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request at least two Business Days prior to any sale of such Registrable Notes.

                  (j) Use its reasonable best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the Commission, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes (but in no event materially more extensive than those in the Purchase Agreement), and confirm the same in writing if and when requested; (ii) use its reasonable best efforts to obtain the written opinions of counsel to the Issuer and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters (but in no event materially more extensive than those required by the Purchase Agreement); (iii) use its reasonable best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings (but in no event materially more extensive than those required by the Purchase Agreement); and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors, employees and agents of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such

         Registration Statement and Prospectus. Each Inspector shall agree in writing that it will not disclose any records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or
         (iv) the information in such Records has been made generally available to the public other than by an act or a failure to act by a Holder or an Inspector; provided, however, that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

                  (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or any other indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

                  (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Issuer's securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement.

                  (q) Upon  consummation  of the  Exchange  Offer  or a  Private
         Exchange, use its reasonable best efforts to obtain an opinion of counsel to the Issuer, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its respective terms, subject to customary exceptions and qualifications.

                  (r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (t) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

                  The Issuer may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.

                  If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

         Section 6. Registration Expenses

                  All  fees  and  expenses  incident  to the  performance  of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

         Section 7. Indemnification

                  (a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period relating thereto, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the bmeaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use therein.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, officers, employees and agents and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuer to each Participant, in each case to the extent, but only to the extent, that any loss, claim, damage or liability is caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Persons against whom such indemnity may be sought (the "Indemnifying Persons") in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of the Indemnifying Persons may have hereunder or otherwise, except to the extent such failure materially prejudices the Indemnifying Persons. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Persons shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and shall be reasonably acceptable to the Issuer and any such separate firm for the Issuer, their respective directors, their respective officers and such control Persons of the Issuer shall be designated in writing by the Issuer and shall be reasonably acceptable to the Holders. The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

                  (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) Any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, the Issuer, their respective directors, officers, employees or agents or any person controlling the Issuer, and (ii) any termination of this Agreement.

                  (g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         Section 8. Rules 144 and 144A

                  The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuer further covenants that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

         Section 9. Underwritten Registrations

                  If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 10. Miscellaneous

                  (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of the Issuer's other issued and outstanding securities under any such agreements. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

                  (b) Adjustments Affecting Registrable Notes. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (i) the Issuer and (ii)(1) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (2) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of

Registrable  Notes may be given by Holders of at least a majority  in  aggregate
principal  amount  of  the  Registrable   Notes  being  sold  pursuant  to  such
Registration Statement.

                  (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, next-day air courier or telecopier:

         (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

         (ii) if to the Issuer, at the address as follows:

                         HEALTHSOUTH Corporation
                         One HealthSouth Parkway
                         Birmingham, Alabama 35243
                         Telephone: (205) 969-4977
                         Fax number: (205) 969-4730
                         Attention:  William W. Horton

         (iii) if to the Initial Purchasers, at the address as follows:

                         UBS Warburg LLC
                         299 Park Avenue
                         New York, New York 10171
                         Telephone: (203) 719-7166
                         Fax number: (203) 719-8620
                         Attention:  Syndicate Department

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Third Party Beneficiaries. Holders, beneficial owners of Registrable Notes, Participating Broker-Dealers and the controlling persons and agents referred to in Section 7 are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

                  (l) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees actually incurred in addition to its costs and expenses and any other available remedy.

                  (m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        HEALTHSOUTH CORPORATION


                                        By:          /s/ William T. Owens
                                             -----------------------------------
                                             Name:   William T. Owens
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer

                                        UBS WARBURG LLC
                                        DEUTSCHE BANC ALEX. BROWN INC.
                                        CHASE SECURITIES INC.
                                        FIRST UNION SECURITIES, INC.
                                        SCOTIA CAPITAL (USA) INC.

                                        By:  UBS WARBURG LLC


                                        By:          /s/ Michael Y. Leder
                                             -----------------------------------
                                             Name:   Michael Y. Leder
                                             Title:  Managing Director
                                                     Leveraged Finance


                                        By:          /s/ David W. Barth
                                             -----------------------------------
                                             Name:   David W. Barth
                                             Title:  Director
                                                     Leveraged Finance